UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2013

ANPULO FOOD DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54605	90-0617781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hebaliang Industry Park Hangkong Road, Laifeng Country Enshi, Autonomous Prefecture, Hubei, China		445700
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 86-718-6288576

Specializer Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 21, 2013, our company filed Articles of Merger with the Nevada Secretary of State to change our name from “Specializer Inc.” to “Anpulo Food Development, Inc.”, to be effected by way of a merger with our wholly-owned subsidiary Anpulo Food Development, Inc., which was created solely for the name change.

Also on February 21, 2013, our company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 10 new for one (1) old basis and, consequently, our authorized share capital shall increase from 100,000,000 to 1,000,000,000 common shares and our issued and outstanding common stock shall increase from 19,346,000 to 193,460,000 shares, all with a par value of $0.001.  Our company’s preferred stock shall remain the same.

These amendments became effective on February 28, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on February 28, 2013 under the symbol “SPZCD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 30 business days from February 28, 2013, our ticker symbol will change from “SPZC” to “ANPL” to better reflect our new name.  Our new CUSIP number is 03634G102.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger

3.2 Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPULO FOOD DEVELOPMENT, INC.

/s/ Wenping Luo
Wenping Luo
Chief Executive Officer and Director

Date: February 28, 2013